Exhibit 99.1

Newtek Business Services Corp. Promotes Christopher Towers to Chief Accounting Officer

Newtek Business Services Corp. Hires Brian Moon as Treasurer & Senior Vice President of Corporate Development

Lake Success, NY, April 15, 2019 - Newtek Business Services Corp. (the “Company”) (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced it has promoted Christopher Towers to Chief Accounting Officer (“CAO”). Christopher has served as Vice President of Financial Reporting at the Company since September 2014, with principal responsibility for financial reporting and the development and implementation of the Company’s accounting policies and practices. Chris is a NYS CPA, and previously worked in the corporate reporting group of Pall Corporation and practiced as a CPA for six years with PwC and CohnReznick, LLP (formerly J.H. Cohn, LLP), primarily in the audit of public and private entities. Chris is a member of the NYS Society of CPAs and the AICPA. Chris will assume the CAO position on May 3, 2019, the effective date of the resignation of Jennifer Eddelson, CPA, the Company’s current CAO and Executive Vice President.

In addition, Newtek is pleased to announce that it recently hired Brian Moon as Treasurer & Senior Vice President of Corporate Development. Brian comes to Newtek with 20+ years of experience in Investment Banking, working at institutions such as Morgan Stanley, Deutsche Bank and Wells Fargo Securities. Brian has extensive experience in the Financial Institutions and Business Services industries including BDCs, specialty finance, insurance, insurance brokerage, merchant processing, transportation infrastructure, retail and staffing/consulting sectors.

Barry Sloane, Chief Executive Officer, said, “Newtek continues to embark on several new growth strategies and the aforementioned promotion and new hire are part of enhancing our accounting, treasury and capital markets functions. Newtek continuously looks to add qualified staff to our senior management team.

Jennifer Eddelson, who has been with Newtek for over 14 years, most recently as CAO, has been a great asset to the Company, and expects to remain with the Company as CAO through our anticipated Form 10-Q filing date. After such filing, Christopher Towers will assume the duties of CAO. We wish Ms. Eddelson well and great success in her new endeavors.”

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.
Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com